UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________________
FORM 8-K
__________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2013
 __________________________________
INTERNATIONAL SPEEDWAY
CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Florida	000-02384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Daytona Boulevard, Daytona Beach, Florida		32114
(Address of Principal Executive Offices)		(Zip Code)
(386) 254-2700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the annual meeting of shareholders on April 10, 2013, Edsel B. Ford, II, William P. Graves, Christy F. Harris, and Mori Hosseini were re-elected as directors to hold office until the annual meeting of shareholders to be held in 2016. Sonia Maria Green and Larry D. Woodard were added to the Company's Board of Directors. Ms. Green and Mr. Woodard appointments fill existing vacancies on ISC's Board of Directors.  Mr. Woodard will hold office until the 2014 annual meeting of shareholders, completing the term of Raymond Mason, who did not stand for re-election in 2011.  Ms. Green will hold office until the 2015 annual meeting of shareholders, completing the term of Edward Rensi, who did not stand for re-election in 2012.
Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure
Section 8 – Other Items

Item 8.01	Other Items
On April 10, 2013 the Company issued a press release which announced the declaration of an annual dividend of $0.22 per share, payable on June 28, 2013, to common stockholders of record on May 31, 2013; and reported the re-election and addition of the directors listed above.
A copy of the release is attached as an exhibit to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release	Attached herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)

Date:	April 10, 2013	By:	/s/ Brett M. Scharback
Brett M. Scharback
Vice President - Deputy General Counsel